Teleflex Incorporated Q2 2007 Financial Results July 31, 2007 Exhibit 99.1

Forward-Looking Statements/Additional Notes This presentation and our discussion contain forward-looking information and statements including, but not limited to, such matters as business strategies, market trends, future financial performance, forecast of diluted earnings per share, forecast of cash flow from operations, cost of restructuring actions, gain or loss from divestitures, and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward-looking statements. Please refer to the Company's SEC filings including its most recent Form 10-K. This presentation includes certain non-GAAP financial measures, which include adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share. These non-GAAP measures exclude the impact of restructuring costs, loss on sale of assets and a one-time tax adjustment. Reconciliation of those measures to the most comparable GAAP measures is contained within this presentation. Segment operating profit is defined as a segment's revenues reduced by its materials, labor, and other product costs along with the segment's selling, engineering, and administrative expenses and minority interest. Unallocated corporate expenses, restructuring costs, loss on sale of assets, interest income and expense and taxes on income are excluded from the measure. The following slides reflect continuing operations. Further historical information including unaudited proforma segment results that reflect discontinued operations is available at www.teleflex.com.

Conference Call Logistics The release, accompanying slides, and replay webcast available online at www.teleflex.com (click on "Investors") Telephone replay available by dialing 888-286-8010 or for international calls, 617-801-6888, pass code number 60978925

Jeff Black Chairman and Chief Executive Officer

Second Quarter Overview Solid quarter, continued positive momentum Significant improvements in year-over-year operating profits and margins Revenue growth and good cash flow Continued return of capital to shareholders Stock buyback program Dividend declared Teleflex positioned for growth

Financial Highlights From Continuing Operations ($ millions, except per share data) Q2 2007 Six Mos. 2007 Revenues $680 + 5% Core growth flat $1,347 + 8% 4% core growth GAAP income from continuing operations $43 + 26% $86 + 40% Adjusted income from continuing operations $45 DEPS $1.14 +31% $88 DEPS $2.23 +35% Adjusted operating margins + 50 bps + 130 bps Operating cash flow $107 $134 Teleflex solidly on track to meet 2007 objectives

Business Dynamics Teleflex Medical Teleflex Commercial Teleflex Aerospace Commercial: International truck and bus remains strong North American transportation market softening Marine aftermarket and international up; OEM flat; new products providing traction Tough automotive market continues Medical: Surgical device sales down in North America Disposable medical products providing good growth in Europe and Asia New product launches in each major product category Aerospace: Widebody cargo systems strong New JV creates opportunities in repairs

Teleflex Second Half Objectives Well-executed launch of Medical Segment IT platform consolidation in early Q4 Continue solid execution in Aerospace Segment Operational effectiveness initiatives in Commercial Segment to maintain margins in tough end market Close Arrow International acquisition and quickly launch integration activities to unlock synergies Review Commercial portfolio

Kevin Gordon Executive Vice President and Chief Financial Officer

Summary Second Quarter Financial Results From Continuing Operations ($ millions, except per share data) Q2 '07 Q2 '06 Revenues $679.7 $650.2 + 4.5% Gross profit $212.8 $196.9 + 8.0% Gross profit margin 31.3% 30.3% +100bps Adjusted operating income $75.8 $69.6 + 8.9% Adjusted net income $45.1 $35.3 +27.9% Adjusted earnings per share, fully diluted $1.14 $0.87 +31.0%

Summary Six Month Financial Results From Continuing Operations ($ millions, except per share data) Six Mos. 2007 Six Mos. 2006 Revenues $1,347.1 $1,250.1 + 7.8% Gross profit $422.2 $375.9 + 12.3% Gross profit margin 31.3% 30.1% + 120bps Adjusted operating income $154.4 $127.8 + 20.8% Adjusted net income $88.0 $66.9 + 31.6% Adjusted earnings per share, fully diluted $2.23 $1.65 + 35.2%

Commercial Segment + Auxiliary power units + Fluid systems, driver controls for truck and bus markets + Marine aftermarket, engine products and international sales increase + Acquisition of Southern Wire Customer price reductions in automotive Higher investments in engineering to support product launches Material cost pressure continues Phase out older auto platforms

Medical Segment + Disposable medical product sales strong in international markets + Taut & SMD acquisitions Softness in North America surgical devices/OEM orthopedic instruments Exit low-margin guidewire business One-time costs bring Q2 margins below 20% Facility closure Acquisition-related expenses Highest quarterly IT implementation expense to date

Aerospace Segment Note: Results reflect move of components business to discontinued operations + Extended cyclical upturn continues + Strong execution across the business + Strong core growth for wide body cargo systems and narrow body systems + Cargo aftermarket up + Cost and productivity improvement in cargo + Better mix of repairs + Restructuring benefit in repairs + Investment in JV opportunity with Snecma

Asset Velocity Continued positive trend in asset velocity Note: Asset velocity defined as net working capital less cash, deferred taxes, and net assets held for sale plus current portion of long term debt and income tax payable divided by annualized quarterly sales

Cash Flow From Continuing Operations 3 Mos 6 Mos 2006 89.4 121.3 2007 106.6 134.3 Trailing 12 month operating cash flow of nearly $340 million On target to hit 2007 cash flow from operations forecast of ~ $300 million

Strong Balance Sheet for Future Growth Debt capacity to support Arrow acquisition Post closing debt to total capital in mid 60% range Rapid delevering enabled by strong combined cash flow, disciplined working capital management

Arrow Acquisition - Expectations 2007 Dilutive to earnings in Q3 or Q4 Extent of dilution dependent on timing of close and permanent capital structure 2008 Dilutive on GAAP basis Could contribute to earnings on pro forma basis Combined medical margins return to 20% range by end of year 2009 Meaningfully accretive to GAAP EPS Synergies: $70 - $75 million synergies by 2010 Synergies: $70 - $75 million synergies by 2010 Synergies: $70 - $75 million synergies by 2010

2007 Outlook - Current Operations (Before Arrow Acquisition) Low High Earnings per share from continuing operations before special charges $4.05 $4.25 Special charges $(0.16) $(0.11) Earnings per share from continuing operations, including special charges $3.89 $4.14 Operating cash flow approaching $300 million Seasonal slowdown in Q3 Strong Q4 outlook due to seasonal strength, cost and productivity improvements, and new product and program launches

Summary Solid quarter Reaffirming 2007 guidance from current operations Continued consistent execution Redefining portfolio: Acquisition of Arrow International Strategic review of Commercial portfolio

Question and Answer Session

Appendices

Appendix A - Reconciliation of Net Debt to Total Capital

Appendix B - Reconciliation of Summary Financial Performance - Q2 2007

Appendix C - Reconciliation of Summary Financial Performance - Year-to-Date 2007

Appendix D - Three Month Summary from Continuing Operations

Appendix E - Year-to-Date Summary from Continuing Operations